UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	May 12, 2010

SEMPRA ENERGY
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-14201	33-0732627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 ASH STREET, SAN DIEGO, CALIFORNIA	92101
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(619) 696-2034

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 5.07  Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Shareholders of Sempra Energy was held on May 12, 2010. Shareholders elected for the ensuing year all 10 of the director nominees, ratified the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2010 and passed by a majority of votes cast the shareholder proposal for an advisory vote on executive compensation.

Below are the final voting results.

Proposal 1: Election of Directors.

Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes
James G. Brocksmith, Jr.	171,174,318	2,519,039	1,006,513	30,105,084
Donald E. Felsinger	163,063,289	10,788,860	847,721	30,105,084
Wilford D. Godbold, Jr.	170,026,013	3,853,585	820,272	30,105,084
William D. Jones	170,118,741	3,579,669	1,001,460	30,105,084
William G. Ouchi	168,957,618	4,639,964	1,102,288	30,105,084
Carlos Ruiz	171,619,690	2,098,162	982,018	30,105,084
William C. Rusnack	169,872,818	3,765,348	1,061,704	30,105,084
William P. Rutledge	167,290,022	6,312,874	1,096,974	30,105,084
Lynn Schenk	170,796,892	2,874,446	1,028,532	30,105,084
Neal E. Schmale	170,190,083	3,674,055	835,732	30,105,084

Proposal 2: Ratification of Independent Registered Public Accounting Firm:

Votes
Votes For	201,844,083
Votes Against	2,376,561
Abstentions	584,310

Proposal 3: Shareholder Proposal for an Advisory Vote on Executive Compensation:

Votes
Votes For	89,830,917
Votes Against	80,599,143
Abstentions	4,269,810
Broker Non-Vote	30,105,084

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMPRA ENERGY
(Registrant)

Date: May 17, 2010	By: /s/ Joseph A. Householder
Joseph A. Householder Senior Vice President, Controller and Chief Accounting Officer